UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
---------------

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 25, 2014

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.
(Exact name of Registrant as specified in charter)

Nevada	001-34515	20-8468508
(State or Other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

9 North West Fourth Ring Road Yingu Mansion Suite 1708
Haidian District Beijing, People’s Republic of China 100190
(Address of principal executive offices) (Zip Code)

+86 10 82525361
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ] Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e -4(c))

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 25, 2014, the compensation committee (the “Committee”) of the Board of Director of China Advanced Construction Materials Group, Inc., a Nevada corporation (the “Company”), approved (i) a new cash compensation plan for the Company’s executive officers, effective immediately (the “Cash Plan”).

Pursuant to the Cash Plan, the Committee determined that (i) the Company’s Chairman and Chief Executive Officer, Mr. Xianfu Han, is entitled to a base salary of $300,000, (ii) the Company’s Chief Operating Officer, Interim Chief Financial Officer, Mr. Weili He, is entitled to a base salary of $300,000.

The Cash Plan also provided for aggregate cash bonuses (the “Cash Bonus”) payable to (i) Mr. Han in the amount of up to 160% of his base salary, or $480,000; and (ii) Mr. He in the amount of up to 100% of his base salary, or $300,000. According to the Cash Plan, 80% of the Cash Bonus is payable at the end of each quarter of the year ending June 30, 2015 (the ”Quarterly Bonuses”), starting from the end of the second quarter ended December 31, 2014, and 20% of the Cash bonus is payable at the end of the fiscal year ending June 30, 2015 (the “Year-End Bonus”), if the Company achieves certain revenue and operating income targets set for each period. For the payment of the Quarterly Bonuses, both the revenue and operating income targets must be achieved for that quarter. In addition, total annual cash bonus pool should be no more than 10% of operating income or revenue, or $2 million for the full fiscal year, whichever is less.

With respect to the Year-End Bonus, the Cash Plan sets forth three target levels of revenue and operating income targets for the year ending June 30, 2015: (i) the Base Target, (ii) the Threshold Target, which equals 90% of the revenue and operating income targets of the Base Target, and (iii) the Maximum Target, which equals 110% of the revenue and operating income targets of the Base Target. If the Base Target is achieved, the full Year-End Bonus is payable; if the Threshold Target is achieved, 70% of the Year-End Bonus is payable; and if the Maximum Target is achieved, 150% of the Year-End Bonus is payable. Additionally, with respect to each of these three target levels, if either revenue or income target has been met, but not both, for the full year, the Year-End Bonus is payable in half.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2014	CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.

By: /s/ Xianfu Han
Name: Xianfu Han
Title: Chief Executive Officer